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                                                               EXHIBIT 4.11(b)


                                SECOND AMENDMENT
                                       TO
                RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT



         THIS SECOND AMENDMENT TO RECEIVABLES PURCHASE AND CONTRIBUTION AGREEMENT dated as of October 23, 1998 (this "Amendment"), is to that Receivables Purchase and Contribution Agreement, dated as of September 19, 1997, as amended by the First Amendment dated as of December 15, 1997, (the "First Amendment"), and as further amended and modified from time to time hereafter (the "Purchase Agreement"), by and between COLTEC NORTH CAROLINA INC, a North Carolina corporation, as Seller (the "Seller"), and CNC FINANCE LLC, a North Carolina limited liability company, as Purchaser (the "Purchaser"). Terms used and not otherwise defined in this Amendment shall have the meanings set forth in the Purchase Agreement.


                              W I T N E S S E T H:


         WHEREAS, the parties hereto desire to amend Schedule 1 of the Purchase Agreement to reflect the addition of the Haber Tool Operation of Haber Tool Company Inc ("Haber") as an Eligible Originator under that Agreement.

         WHEREAS, Haber, as confirmed by Amendment dated Otober 23, 1998, has been made a party to that certain Receivables Transfer and Administration Agreement, dated as of September 19, 1997, as amended by the First Amendment thereto, dated as of December 15, 1997 and the Second Amendment thereto, dated as of January 26, 1998, and as further amended and modified from time to time hereafter ("Transfer Agreement").

         WHEREAS, under the Transfer Agreement, Haber has agreed to sell, transfer, absolutely assign, set over and convey to Seller all Receivables owned by Haber.

         NOW, THEREFORE, IN CONSIDERATION of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Amendment.

                  a. Seller desires to confirm the addition of the Haber Tool Operation of Haber as an Eligible Originator under the Purchase Agreement. The parties hereto agree that Seller began selling, transferring, absolutely assigning, setting over, conveying and contributing to the Purchaser all Receivables of Haber Tool Operation owned by the Seller as of December 31, 1997.

                  b. Schedule 1 referred to in, and attached to, the Purchase Agreement, is hereby deleted and replaced in its entirety with the revised
Schedule 1 attached hereto.

         2.       No Other Changes.

         Except as modified by this Amendment, all of the terms and provisions of the Purchase Agreement remain in full force and effect.

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         3.       Counterparts.

         This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         4.       Governing Law.

         This Amendment shall be construed and enforced in accordance with the laws of the State of North Carolina without regard to its rules with respect to conflicts of law.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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         The undersigned have caused this AMENDMENT TO RECEIVABLES PURCHASE AND
CONTRIBUTION AGREEMENT to be duly executed and delivered by their proper duly authorized representatives as of the 23rd day of October, 1998.


                                 COLTEC NORTH CAROLINA INC,
                                 as Seller


                                 By: /s/  Thomas B. Jones, Jr.
                                     ------------------------------------------
                                        Name:  Thomas B. Jones, Jr.
                                        Title:    Vice President and Treasurer


                                 CNC FINANCE LLC,
                                 as Purchaser


                                 By:  /s/ Thomas B. Jones, Jr.
                                     ------------------------------------------
                                        Name:  Thomas B. Jones, Jr.
                                        Title:   Vice President and Treasurer




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                                   APPENDIX 1
                              Eligible Originators
AMI Industries, Inc.,
 a Subsidiary of Coltec Industries Inc
1275 North Newport Rd.
Colorado Springs, CO  80916

Chandler Evans Control Systems,
 a Division of Coltec Industries Inc
Charter Oak Boulevard
P.O. Box 330651
W. Hartford, CT  06133-0651

Delavan Gas Turbine Products,
 a Division of Delavan Inc
811 Fourth Street
P.O. Box 65100
West Des Moines, IA  50265-0100

Delavan Process Instrumentation,
 an Operating Unit of the Lewis Engineering Company
 Division of Coltec Industries Inc
238 Water Street
Naugatuck, CT  06770

Garlock Bearings Inc,
 a Subsidiary of Coltec Industries Inc
700 Mid Atlantic Parkway
Thorofare, NY  08086

Garlock Metallic Gaskets,
 an Operating Unit of Garlock Inc
1977 Kindred Street
Houston, TX  77049

Garlock Sealing Technologies,
 a Division of Garlock Inc
1666 Division Street
Palmyra, NY  14522

Garlock Sealing Technologies,
 a Division of Garlock Inc
300 Alling Drive
Sodus, NY  14551

Garlock Sealing Technologies,
 a Division of Garlock of Canada Ltd
2860 Plymouth Drive
Oakville, Ontario
Canada L6H-5S8

Haber Tool Operation,
 an Operating Unit of Haber Tool Company Inc

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42001 Koppernick
Canton, MI  48187

Lewis Engineering Company,
 a Division of Coltec Industries Inc
238 Water Street
Naugatuck, CT  06770

Menasco Aerospace,
 a Division of Coltec Aerospace Canada Ltd.
1400 South Service Road West
Oakville, Ontario
Canada L6L-5Y7

Menasco Aerosystems,
 a Division of Coltec Industries Inc
4000 South Highway 157
Euless, TX  76040-7012

Quincy Compressor/Ortman Fluid Power,
 a Division of Coltec Industries Inc
3501 Wismann Lane
Quincy, IL  62301-3116

Stemco Truck Products,
 a Division of Stemco Inc
300 East Industrial Blvd.
Longview, TX  75602-4720

Walbar Arizona,
 a Division of Walbar Inc
323 S. Bracken Lane
Chandler, AZ  85224

Walbar Canada,
 a Division of Coltec Aerospace Canada Ltd.
1865 Sharlyn Road
Mississauga
Canada L4X-1R2

Walbar Metals,
 a Division of Walbar Inc
Peabody Industrial Center, Fifth Street
Peabody, MA  01960-3369

Walbar Metals,
 a Division of Walbar Inc
5502 Highway 25 North
Hodges, SC  29653